UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 28, 2021

SeaSpine Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36905	47-3251758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5770 Armada Drive, Carlsbad, CA 92008
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (760) 727-8399
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SPNE	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in further detail in the proxy statement for its 2020 annual meeting of stockholders, the Compensation Committee (“Committee”) of the Board of Directors of SeaSpine Holdings Corporation (the “Company”) established an annual incentive program (“AIP”) that provides annual bonus opportunities for the Company’s senior leadership team (“SLT”), including its named executive officers (“NEOs”). The AIP, which was adopted under the Company’s 2015 Incentive Award Plan, as amended and/or restated from time to time, is designed to motivate and reward participants for their contributions to the Company. The potential amount of the bonuses awarded under the AIP is based on corporate and/or individual performance as measured against corporate and/or individual performance metrics established by the Committee at the beginning of each performance period, which is generally each fiscal year. A performance metric or other metric may be a single metric or a range with a minimum metric up to a maximum metric. The metrics may vary from performance period to performance period and may differ for each participant. The performance criteria that are used to establish the metrics may include, but are not limited to, one or more of the following: (1) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (2) gross or net sales or revenue or sales or revenue growth; (3) net income or adjusted net income; (4) operating earnings or profit (either before or after taxes); (5) cash flow (including operating cash flow and free cash flow); (6) year-end cash; (7) return on assets or return on net assets; (8) asset or inventory turnover; (9) return on capital (or invested capital) and cost of capital; (10) return on stockholders’ equity; (11) total stockholder return; (12) return on sales; (13) gross or net profit or operating or income margin; (14) costs, reductions in costs and cost control measures; (15) expenses; (16) working capital; (17) earnings or loss per share; (18) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (19) regulatory achievements or compliance (including regulatory body approval for commercialization of a product); (20) implementation or completion of critical projects; (21) market share; (22) economic value or economic value added; (23) mergers and acquisition integration; (24) financial and other capital-raising transactions; (25) increase in customer base or customer retention, satisfaction and/or growth; (26) employee satisfaction or recruiting and maintaining personnel; (27) environmental health and safety; (28) diversity; and (29) quality. Any of the performance criteria may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The Committee may, in its sole discretion, provide that one or more adjustments shall be made to one or more of the metrics, including, among other reasons, for: (i) items related to a change in applicable accounting standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items relating to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xi) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; or (xx) items relating to any other unusual or nonrecurring events or changes in applicable law, applicable accounting standards or business conditions. The Committee also determines the relative weight of those metrics. A portion of a participant’s annual bonus will also be determined in the discretion of the Committee based on the participant’s individual performance and such other factors as the Committee deems appropriate. Unless otherwise determined by the Committee, the payout level for each participant’s annual bonus ranges between 0% and 200% of the target bonus amount established by the Committee.

Under the AIP, after the end of the applicable performance period, the Committee determines the extent to which the previously established corporate or individual performance metrics were achieved and determines the amount of the bonus, if any, that is payable to each participant for such performance period. The Committee may, in its discretion, increase, reduce or eliminate a bonus otherwise payable to any participant on the basis of the level of achievement of the applicable performance metric with respect to the performance period. Any such increase, reduction or elimination may be made based on such objective or subjective determinations as the Committee determines appropriate, including adjustments to ensure that compensation appropriately reflects operating performance that is reasonably within management's control and to achieve desired human capital objectives, including the retention and engagement of leadership talent needed to execute the Company’s business strategy and create long-term value for stockholders.

The corporate and/or individual performance metrics under the AIP for the 2020 performance period were established in early 2020, predated the COVID-19 pandemic and did not take into account the potential impact of the outbreak of the pandemic on the Company’s business or its future results of operations. When established, 75% of each participant’s annual bonus under the AIP was to be determined based on achievement relative to corporate performance metrics and 25% was be determined based on individual performance, and the corporate performance metrics for 2020 were revenue, free cash flow, and product development and launches, weighted 50%, 30% and 20%, respectively. Achievement levels within each corporate performance metric (from 50% to 150%) were set, though achievement levels were intended as benchmarks, rather than binary requirements or minimums / maximums, and did not mandate linear interpolation between achievement levels.

On January 28, 2021, the Committee met to consider, among other things, the corporate and individual metrics established for the 2020 performance period in light of the impact that the pandemic had on the Company’s business and operations, and whether, and the extent to which, to use discretion under the AIP in determining annual incentive payments with respect to the 2020 performance period. The Committee determined to use its discretion under the AIP to establish a corporate performance achievement level at 80% for the entire population of AIP participants, including the NEOs, resulting in Keith C. Valentine, the Company’s President, Chief Executive Officer and Director, John J. Bostjancic, the Company’s Chief Financial Officer and Treasurer, and Tyler Lipschultz, the Company’s Senior Vice President, Orthobiologics and Business Development, earning a bonus of $410,000, $165,500 and $161,500, respectively, for 2020. In exercising its discretion, the Committee, in consultation with its compensation consultant, considered a wide-range of factors, including, among others: the effect of the pandemic on the Company’s business and operations and ensuring that compensation appropriately reflects operating performance that is reasonably within management's control; the extraordinary efforts of the Company’s NEOs and other members of the SLT to respond timely and successfully to the challenges faced by the Company as a result of the pandemic, including taking steps designed to protect the health and safety of employees and other stakeholders, while ensuring the Company’s ability to fulfill its essential business activities and responsibly managing cash flow and expenses without sacrificing long-term growth opportunities and maximization of stockholder value; preliminary results related to the 2020 corporate performance metrics; the financial and operational performance of the Company in light of the pandemic; and the influence of compensation practices on the ability to attract and retain qualified executive leadership.

In the future, including in 2021, the Committee may, from time to time and outside the AIP, approve discretionary, ad hoc payments to members of the SLT, including NEOs, to reward and further incentivize specific, highly desirable activities that the Committee determines are in the Company’s and its stockholders’ best interest.

The description of the AIP in this report is qualified in its entirety by the full text of the AIP, a copy of which is filed as an exhibit to this report and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
10.1	SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan - Annual Incentive Program
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaSpine Holdings Corporation

		By:	/s/ Patrick Keran
Name: Patrick Keran
Title: Senior Vice President, General Counsel

Date:	January 29, 2021